     As filed with the Securities and Exchange Commission on April 15, 1999
                                                     Registration No. 333-75765
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            NEW ERA OF NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            84-1234845
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                        7400 EAST ORCHARD ROAD, SUITE 230
                            ENGLEWOOD, COLORADO 80111
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                       1998 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                           GEORGE F. (RICK) ADAM, JR.
                             CHIEF EXECUTIVE OFFICER
                            NEW ERA OF NETWORKS, INC.
                        7400 EAST ORCHARD ROAD, SUITE 230
                               ENGLEWOOD, CO 80111
                                 (303) 694-3933

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)



                                    COPY TO:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                                            CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF SECURITIES            AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
        TO BE REGISTERED            REGISTERED (1)         PER SHARE (2)              PRICE               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001
per share                          1,195,000 shares            $55.94              $ 66,848,300         $ 18,584
====================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the Plan by reason of any stock splits, stock dividends or similar transactions related to the registered securities.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) thereunder, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 13, 1999.

===============================================================================

                            NEW ERA OF NETWORKS, INC.
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

         The contents of Registration Statement No. 333-75765 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on April 6, 1999 are hereby incorporated herein by reference to the extent not replaced hereby.

         The purpose of this amendment is to register an additional 1,195,000 shares of Common Stock of New Era of Networks, Inc. (the "Registrant") that are available for issuance under the 1998 Nonstatutory Stock Option Plan, as amended (the "Plan"), to reflect (i) an additional 895,000 shares authorized for issuance under the Plan by the Registrant's Board of Directors and (ii) 300,000 shares resulting from a two-for-one stock split of the original 300,000 shares registered under Registration Statement No. 333-75765.

ITEM 8.  EXHIBITS.


        EXHIBIT
        NUMBER            DESCRIPTION
        -------           -----------
           4.1            1998 Nonstatutory Stock Option Plan, as amended.
           5.1            Opinion of counsel as to legality of securities being registered.
          23.1            Consent of counsel (contained in Exhibit 5.1).
          23.2            Consent of Arthur Andersen LLP.
          23.3            Consent of Deloitte & Touche LLP.
          24.1            Power of Attorney (which is incorporated herein by reference to Exhibit 24.1 of the
                          Registrant's Registration Statement No. 333-75765 filed with the Commission on April 6,
                          1999.)
          24.2            Power of Attorney (see page II-3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 15th day of April 1999.

                                 NEW ERA OF NETWORKS, INC.


                                 By: /s/ Leonard M. Goldstein
                                    ------------------------------------
                                     Leonard M. Goldstein
                                     Senior Vice President and Senior Counsel

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that Thomas P. Wilkas hereby constitutes and appoints George F. Adam, Jr. and Leonard M. Goldstein, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-75765) has been signed by the following persons on this 15th day of April 1999 in the capacities indicated:

               SIGNATURES                                                         TITLE
               ----------                                                         -----
* George F. Adam, Jr.                          Chairman of the Board, Chief Executive Officer, and Director
------------------------------------------     (principal executive officer)
  George F. Adam, Jr.

* Patrick J. Fortune                           President, Chief Operating Officer and Director
------------------------------------------
  Patrick J. Fortune

* Stephen E. Webb                              Senior Vice President and Chief Financial Officer (principal financial
------------------------------------------     officer)
  Stephen E. Webb

/s/ Thomas P. Wilkas                           Vice President and Corporate Controller (principal accounting officer)
------------------------------------------
    Thomas P. Wilkas

* Harold A. Piskiel                            Executive Vice President, Chief Technology Officer and Director
------------------------------------------
  Harold A. Piskiel

* Steven Lazarus                               Director
------------------------------------------
  Steven Lazarus

* Mark L. Gordon                               Director
------------------------------------------
  Mark L. Gordon

* James Reep                                   Director
------------------------------------------
  James Reep

* Elisabeth W. Ireland                         Director
------------------------------------------
  Elisabeth W. Ireland

* Joseph E. Kasputys                           Director
------------------------------------------
  Joseph E. Kasputys


* By:      /s/ Leonard M. Goldstein
     -------------------------------------
             Leonard M. Goldstein
               (Attorney-in-Fact)

                                INDEX TO EXHIBITS

        Exhibit
        Number                     Description of Document
        -------                    -----------------------
           4.1            1998 Nonstatutory Stock Option Plan, as amended.

           5.1            Opinion of counsel as to legality of securities being registered.

          23.1            Consent of counsel (contained in Exhibit 5.1).

          23.2            Consent of Arthur Andersen LLP.

          23.3            Consent of Deloitte & Touche LLP.

          24.1            Power of Attorney (which is incorporated herein by reference to Exhibit 24.1 to the
                          Registrant's Registration Statement No. 333-75765 filed with the Commission on April 6,
                          1999.)

          24.2            Power of Attorney (see page II-3).